Exhibit 99.1

OptimizeRx Partners Exclusively with SingleCare to Bring Patient
Savings and Price Transparency to Healthcare Providers at the
Point of Prescribe

COLUMBUS, Ohio and ROCHESTER, Mich., April 5, 2017 – SingleCare Services, LLC, the leading provider of prescription savings programs, has partnered with OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of sponsored services in the electronic health records (EHR) space. The exclusive partnership provides OptimizeRx clients the opportunity to connect their customers with the right drug, at the right time, at the right price, through SingleCare’s prescription savings program.

The integration of SingleCare’s pharmacy offering with OptimizeRx’s platform will allow healthcare providers to offer guaranteed savings to their patients without any interruption in their e-prescribe workflow. Through the OptimizeRx platform, SingleCare’s prescription savings program can be electronically transmitted with an e-Prescription to the pharmacy.

“SingleCare is always looking for opportunities to help improve patient outcomes,” said Rick Bates, CEO and co-founder of SingleCare. “In partnership with OptimizeRx, we will be able to deliver prescription savings to more than 500,000 healthcare professionals and their patients. Healthcare professionals spend more than three hours a day using their EHR; our ability to connect with them during their regular workflow improves their efficiency and creates significant value for their patients.”

SingleCare negotiates the lowest possible pricing on all FDA-approved prescription medications and then passes the value through to consumers. SingleCare also offers industry leading pricing tools, where consumers can see the cost of their prescriptions at in-network pharmacies. SingleCare is accepted nationwide at over 35,000 retail pharmacies, including Walmart, CVS, Walgreens, Kroger, Target, Longs Drugs, Fry’s, Duane Reade and Harris Teeter.

“The SingleCare prescription savings program will be an excellent addition for our extensive network of more than 350 EHR/eRx network partners,” said William Febbo, CEO of OptimizeRx. “In an expensive healthcare environment, patient empowerment is important and valued. The uniqueness of our SingleCare partnership provides prescription price transparency to consumers, which encourages patient compliance and reduction in prescription abandonment. That means better overall health outcomes, a core commitment of OptimizeRx.”

About SingleCare

SingleCare, a 2016 Dig|Benefits Technology Innovator Award winner, is reshaping the way we think about healthcare by creating an online, price transparent marketplace for the purchase of routine health services. SingleCare offers pre-negotiated, affordable rates for routine care and publishes those rates so consumers can make more informed decisions about their healthcare and the subsequent costs. With an intuitive online platform and free membership, consumers can see a medical doctor online or search, view, and compare the cost of dental procedures, vision exams, and prescriptions; book an appointment–and then pay the pre-negotiated rate after their appointment. For healthcare providers, SingleCare guarantees full payment for services rendered so they can reduce financial risk, administrative burdens and cost. Founded in 2014, SingleCare is headquartered in Columbus, Ohio. Learn more at www.singlecare.com.

About OptimizeRx Corp

Based in Rochester, Michigan, OptimizeRx Corporation is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca, and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

SingleCare’s Media Contact:

Rich Shea

Shea Communications

Tel (212) 627-5766

rshea@sheacommunications.com

OptimizeRx’s Investor Relations Contact:

Ron Both

CMA

Tel (949) 432-7557

oprx@cma.team